UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Fidus Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	27-5017321
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1603 Orrington Avenue, Suite 1005 Evanston, Illinois	60201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.375% Notes due 2024	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-223350

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 5.375% Notes due 2024 (the “Notes”) of Fidus Investment Corporation, a Maryland corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “FDUSG”. As of October 16, 2019, the Registrant has sold and issued $55,000,000 in aggregate principal amount of the Notes and granted an option to the underwriters to purchase up to an additional $8,250,000 in aggregate principal amount of the Notes.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in its Registration Statement on Form N-2 (Registration No. 333-223350) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on April 29, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the headings “Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated October 10, 2019, as filed with the Commission on October 15, 2019 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (Filed as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-172550) filed with the Commission on April 29, 2011 and incorporated herein by reference).

3.2	Bylaws of the Registrant (Filed as Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-172550) filed with the Commission on April 29, 2011 and incorporated herein by reference).

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(5) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-202531) filed with the Commission on April 29, 2016 and incorporated herein by reference).

4.2	Third Supplemental Indenture dated as of October 16, 2019, between the Registrant and U.S. Bank National Association (Filed as Exhibit 4.2 to Current Report on Form 8-K (File No. 814-00861) filed with the Commission on October 16, 2019 and incorporated herein by reference).

4.3	Form of Global Note with respect to the 5.375% Notes due 2024 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2019	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement of the Registrant (Filed as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-172550) filed with the Commission on April 29, 2011 and incorporated herein by reference).

3.2	Bylaws of the Registrant (Filed as Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-172550) filed with the Commission on April 29, 2011 and incorporated herein by reference).

4.1	Form of Base Indenture between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(5) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-202531) filed with the Commission on April 29, 2016 and incorporated herein by reference).

4.2	Third Supplemental Indenture dated as of October 16, 2019, between the Registrant and U.S. Bank National Association (Filed as Exhibit 4.2 to Current Report on Form 8-K (File No. 814-00861) filed with the Commission on October 16, 2019 and incorporated herein by reference).

4.3	Form of Global Note with respect to the 5.375% Notes due 2024 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).